Executed Version

SUPPLEMENTAL CONFIRMATION

To: Intuitive Surgical, Inc.
1266 Kifer Rd
Sunnyvale, CA 94086

From: Goldman, Sachs & Co.

Subject: Capped Accelerated Stock Buyback

Ref. No: SDB SDB2502189206

Date: May 2, 2014

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and Intuitive Surgical, Inc. (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of July 29, 2013 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date: May 2, 2014

Forward Price Adjustment Percentage: 0.10%

Hedge Period: The period from and including the Hedge Period Start Date to and including the Hedge Completion Date.

Hedge Period Start Date: May 2, 2014

Hedge Period End Date: May 14, 2014

Scheduled Termination Date: November 3, 2014

First Acceleration Date: July 7, 2014

Prepayment Amount: USD 1,000,000,000.00

Prepayment Date: May 7, 2014

Initial Shares: 1,771,959 Shares; provided that if, in connection with the Transaction, GS&Co. is unable to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Initial Shares delivered on the Initial Share Delivery Date shall be reduced to such number of Shares that GS&Co. is able to so borrow or otherwise acquire.

Initial Share Delivery Date: May 7, 2014

Minimum Shares: As set forth in the Trade Notification, to be a number of Shares equal to (a) the Prepayment Amount divided by (b) 110% of the Hedge Period Reference Price.

Maximum Shares:
Not Applicable. All references to “Maximum Shares” in the Master Confirmation and any Trade Notification shall be disregarded for purposes of the Transaction to which this Supplemental Confirmation relates.

Number of Shares to be Delivered:	The definition of “Number of Shares to be Delivered” in the Master Confirmation shall be deleted and replaced with the following:

“A number of Shares equal to (a) the Prepayment Amount divided by (b) the Divisor Amount; provided that the Number of Shares to be Delivered shall not be less than the Minimum Shares. The Number of Shares to be Delivered on the Settlement Date shall be reduced, but not below zero, by any Shares delivered pursuant to the Initial Share Delivery and the Minimum Share Delivery described below.”

Divisor Amount: The greater of (i) the Forward Price minus the Forward Price
Adjustment Amount and (ii) $45.00.

Additional Relevant Days: The 5 Exchange Business Days immediately following the
Calculation Period.

Reserved Shares: 5,569,014 Shares

3. Notwithstanding anything to the contrary in Section 6 of the Agreement, an Additional Termination Event with Counterparty as the sole Affected Party and the Transaction to which this Supplemental Confirmation relates as the Affected Transaction will automatically occur without any notice or action by GS&Co. or Counterparty if the price of the Shares on the Exchange at any time falls below USD 180.00 (the “Termination Price”), and the Exchange Business Day that the price of the Shares on the Exchange at any time falls below the Termination Price will be the “Early Termination Date” for purposes of the Agreement.

4. Counterparty represents and warrants to GS&Co. that neither it nor any “affiliated purchaser” (as defined in
Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-
18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade
Date or (ii) during the calendar week in which the Trade Date occurs.

5. Counterparty represents and warrants to GS&Co. that it:

(a) is an “institutional account” as defined in FINRA Rule 4512(c);

(b) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating the recommendations of GS&Co. or its associated persons, unless it has otherwise notified GS&Co. in writing; and

(c) will notify GS&Co. if any of the statements contained in clause (i) or (ii) ceases to be true during the term of the Transaction to which this Supplemental Confirmation relates.

6. The phrase “and shall provide for the payment by Counterparty of all reasonable fees and expenses in connection with such resale, including all reasonable fees and expenses of counsel for GS&Co.” set forth in paragraph 4(c) of Annex A to the Master Confirmation is hereby amended by inserting the parenthetical “(payable in cash or by delivery of additional Shares, at Counterparty’s election)” immediately after the word “resale”.

7. This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to the Transaction to which this Supplemental Confirmation relates, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely,

GOLDMAN, SACHS & CO.

By: /s/ Arlene Houston
     Name: Arlene Houston
Title: Vice President

Agreed and Accepted By:

INTUITIVE SURGICAL, INC.

By: /s/ Marshall L. Mohr
Name: Marshall L. Mohr
Title: Senior Vice President and Chief Financial Officer